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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ] Definitive Proxy Statement

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[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

SEMPRA ENERGY
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The following definitive material was distributed to employees on April 19, 2001 via the company's internal mail and e-mail.

April 19, 2001

Dear Team:

For the past 10 months, we have been on the front line of California's energy crisis. But, the battle is not over. Today, nearly all Californians are bearing the burden of an electric deregulation experiment gone awry. Consumers are facing incredibly high prices and the imminent threat of more rolling blackouts. The crisis has had grave impacts on our sister utilities in the state: PG&E is in bankruptcy; Southern California Edison sits on the brink of that same nightmare.

At SDG&E, thanks to foresight, planning and a tremendous amount of hard work by all of you, we're in a much more secure financial position. I know it hasn't been easy for you. You have delivered on your job every day under extreme pressure and in the face of an increasingly difficult situation. I can't express in words how deeply grateful I am for all your efforts.

As you may know, our utilities remain our core businesses. These operations must be sustained and supported. Yet, at the same time, we can't lose sight of the successes beyond our utility operations, because they are the keys to our future growth and prosperity.

Those new business ventures are the reason Sempra Energy is holding its first-ever annual shareholders' meeting outside California. We're hosting the meeting in New York because it's the center of the financial community. Key industry and financial analysts who attend the meeting in New York City will have an opportunity to visit the headquarters of Sempra Energy Trading in Connecticut. Shareholders living in Southern California will hear a report from management and will have an opportunity to ask questions by attending an Informational Meeting scheduled on May 4th in Southern California. This meeting will provide you with the same level of information as the one in New York.

Make no mistake, these coming months will be difficult. But, with your support, we can and will meet these challenges together.

That's why I am asking for your help with this year's proxy vote. Please take a few minutes and cast your vote by phone or the web today. I respectfully urge you to vote with the recommendation of your board of directors to elect the slate of directors and vote against the two shareholder proposals.

These proposals, if adopted, would weaken the corporation's defenses against "corporate raiders." Both these proposals are misguided. Both would make it easier for outside interests to launch a hostile takeover of Sempra Energy. If a takeover is appropriate, we believe that, as employees, we would want the board of directors to have ample time to negotiate the best terms possible. Non employee shareholders are interested only in stock price.

So, please take a few minutes now and vote your proxy by phone at 1-877-779-8683 or on the Web site at www.eproxyvote.com/sre by April 25 at midnight (Eastern Standard Time). If you have questions, e-mail Laura Farmer at Lfarmer@sempra.com.

Sincerely,

/S/ Stephen L. Baum

Stephen L. Baum
Chairman, President and Chief Executive Officer